                                                                EXHIBIT 10.36





February 14, 1996



Mr. Alfred A. Pease
5476 Cleo Court
Livermore, California  94550

Dear Al:

     This letter sets forth the terms of your employment with Perceptron, Inc. (the "Company") as President and Chief Executive Officer.

1. Base Salary. Your base salary shall be $200,000 per annum, subject to increase from time to time at the sole discretion of the Company's Management Development and Compensation Committee. Your salary shall be payable in installments consistent with the Company's regular payroll practices as they may exist from time to time.

2. Appointment. You have been appointed by the Company's Board of Directors and shall report to the Board of Directors of the Company (the "Board of Directors"). You shall serve at the pleasure of the Board of Directors and may be removed from that position and/or your employment may be terminated at any time, with or without cause, at the sole discretion of the Board of Directors. The Board of Directors shall determine your powers and duties, which may be modified from time to time. You shall devote your full time, attention and best efforts to the performance of your duties for the Company. For your information, you have been elected as a member of the Board of Directors, effective as of the date of this Agreement.

3. Bonus: You shall have an annual targeted bonus opportunity equal to 60% of the base salary paid to you in each calendar year, to be earned upon the achievement of objectives and other terms and conditions established by the Board of Directors or the Management Development and Compensation Committee and to be paid within thirty days following completion of the audit of the Company's financial statements for such calendar year. For 1996, such bonus opportunity shall be earned and payable in accordance with the provisions of the 1996 Bonus Program - Officer Plan, attached hereto as Exhibit A. In addition, you may be eligible for such other bonuses as may be determined by the Board of Directors or Management Development and Compensation Committee in their sole discretion from time to time.

Mr. Alfred A. Pease
February 14, 1996
Page 2



4. Benefits: You shall be eligible for the same employee benefits for which the Company's other executive officers are eligible, except that your severance benefits shall be solely governed by this Agreement. Such benefits currently include:

    (a)  Group life insurance in the amount of $50,000.

    (b) A $500,000 life insurance policy with the beneficiary of your choice, subject to your insurability, with the Company paying the normal, non-smoking, healthy individual rates for such policy, up to a maximum of $1,800 per year, and your paying any excess.

    (c) Long-term disability income insurance, subject to your insurability, amounting to 70% of your monthly income, up to a maximum of $5,000 per month.

    (d) Group health insurance, major medical program and a family dental program. You will be required to contribute a portion of the premium for family coverage.

    (e) Use of an automobile in accordance with the Company's standard policy.

    The employee benefits available to the Company's executive officers, and so to you, may be changed from time to time to provide greater or lesser coverage at the sole discretion of the Board of Directors or the Management Development and Compensation Committee.

    The Company shall reimburse you for all reasonable out-of-pocket expenses incurred by you in the course of performing your duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to reimbursement of travel, entertainment and other business-related expenses.

5. Relocation Expenses. For a period of up to four months following the start of your employment, the Company shall reimburse you for your actual reasonable out-of-pocket housing and related costs (including rent, insurance, utilities, telephone, laundry) in the state of Michigan, in an aggregate amount of not more than $1,800 per month. For a period of up to four months, or if earlier, your relocation of your permanent residence to the state of Michigan, the Company will reimburse you for your (or your spouse's) actual reasonable out-of-pocket expenses for round-trip travel from your present residence in Livermore, California to Michigan, up to an aggregate of three such trips per month. You agree that you will use your reasonable best efforts to obtain the most economical fares available for such trips. The Company shall reimburse you for your actual reasonable out-of-pocket expenses incurred in connection with the shipment of your household possessions to the state of Michigan and for your actual reasonable out-of-pocket lodgings, meals and other travel expenses incurred en route in moving your family to the state of Michigan. The following additional direct

Mr. Alfred A. Pease
February 14, 1996
Page 3


    expenses incurred by you will be reimbursed by the Company: (a) All real estate salesman's commissions paid by you on the sale of your current residence at 5476 Cleo Ct., Livermore, CA 94550 ("Current Residence"), up to 6% of the gross proceeds realized by you from such sale. (b) Up to 3 points (including loan origination fees) incurred in connection with your purchase of a residence in Michigan ("New Residence"). (c) Normal and reasonable closing costs incurred by you in connection with the sale of your Current Residence if typically paid by the seller and normal and reasonable closing costs incurred by you in connection with your purchase of a New Residence if typically paid by the purchaser. Closing costs shall be defined as transfer taxes, documentary stamp taxes, title insurance premiums, recording charges, appraisals, inspections, attorneys fees, escrow fees and such other normal and reasonable closing costs as are specifically approved by the Chairman of the Board or the Chairman of the Management Development and Compensation Committee. Closing costs shall not include payments required at closing for real property taxes or assessments, or proration of utilities or other prepaid expenses. (d) You will be reimbursed $17,000 for non-accountable incidental expenses incurred by you or your family in connection with your relocation to Michigan. Any housing or relocation expenses to be reimbursed by the Company in addition to those set forth above will be reviewed by, and subject to the approval of, the Chairman of the Board or the Chairman of the Management Development and Compensation Committee, on an as needed basis. The reimbursements for housing and relocation expenses set forth in this Section 5 shall be referred to collectively in this Agreement as "Relocation Expense Reimbursements." The Company shall also pay you an amount (the "Tax Gross-Up Payment"), calculated as follows:

          TGU = R x [1/(1-MT)-1]

          Where

          TGU = Tax Gross-Up Payment, in dollars

          R = Relocation Expense Reimbursements subject to federal, state or local taxes, in dollars

          MT = The actual rate of tax reasonably expected to be applicable to you with respect to federal, state and local income taxes payable on the Relocation Expense Reimbursement, expressed fractionally (for example, 32% = .32)

    The Tax Gross-Up Payment shall be paid at the same time as the reimbursement of the related taxable Relocation Expense Reimbursement. The portion of the payment that represents the Tax Gross-Up Payment over and above the Relocation Expense Reimbursement shall be withheld by the Company and applied to your federal, state, and local income taxes.

Mr. Alfred A. Pease
February 14, 1996
Page 4


6.  Severance.

    (a)  In the event of the termination of your employment Without Cause
         (as defined below), upon your execution of a release in the form attached hereto as Exhibit B, the Company will continue your base salary and employee benefits ("Severance Benefits") for twelve months after termination and you shall have the right to earn a Pro Rata Share of any bonus that you would have earned if you had been employed by the Company at the end of the bonus period in which your employment was terminated.

    (b) If your employment with the Company terminates for any reason, other than a termination Without Cause, or is terminated by the Company as a result of your disability or death, you shall not be entitled to any severance payments or benefits, to the extent permitted by law and the terms of such benefit programs, for periods after your Disability or death, except that in the case of your Disability or death you shall have the right to earn a Pro Rata Share of any bonus that you would have earned if you had been employed by the Company at the end of the applicable bonus period.

    (c) The effect of the termination of your employment on options to purchase the Company's Common Stock held by you shall be governed by the terms of the agreements pursuant to which such options were issued.

    (d) A Pro Rata Share of any bonus shall mean the total bonus payable to you multiplied by a fraction, the numerator of which is the number of days in the applicable bonus period prior to the date of death or Disability and the denominator of which is the number of days in the bonus period (or, in the case of 1996, the number of days from the date of this letter to December 31, 1996).

    (e) Termination of your employment "Without Cause" shall be defined as termination of your employment by the Company for any reason other than (i) your personal dishonesty in connection with your performance of services for the Company, (ii) your willful misconduct in connection with your performance of services for the Company, (iii) your conviction for violation of any law (other than minor traffic violations or similar offenses); (iv) your repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within ten (10) days following receipt of such notice, (v) your accepting employment or rendering services which are detrimental or inimical to the interests of the Company or engaging in conduct which adversely affects or conflicts with the interest of the Company, and your failure to cease the same within five (5) days following written notice to you by the Company identifying the same and requesting you to cease the same,
         (vi) death or (vii) Disability. "Disability" means your inability to substantially perform your stated

Mr. Alfred A. Pease
February 14, 1996
Page 5

         duties for such period as would qualify you for benefits under the long-term disability insurance policy provided by the Company to you.

    (f) Your severance compensation shall be payable in the same manner as the Base Salary is paid and any Pro Rata Share of a bonus payable to you hereunder shall be payable at the time set forth in the bonus program. Base Salary and bonus payments and employee benefits payable as severance as described above shall not be reduced or suspended if you accept other employment, except that the Company is not required to continue any employee benefits which duplicate employee benefits and perquisites received by you in connection with such subsequent employment. For purposes of COBRA, your employment shall be deemed to have terminated as of the date of actual termination of employment irrespective of the continuation of Base Salary and benefits for periods thereafter as provided above.

7. Stock Options. The Company will grant you options (the "Original Options") to purchase 200,000 shares of the Company's Common Stock, under the Company's 1992 Stock Option Plan, as amended, at an exercise price equal to the closing high bid and closing low asked price for such Common Stock as reported on the Nasdaq Stock Market on the date of your offer letter in the case of non-qualified stock options and on your first day of full employment in the case of Incentive Stock Options. These options will be issued as Incentive Stock Options to the extent requested by you, up to the maximum amount permitted by law, and the remainder will be issued as non-qualified stock options. These options will be issued in accordance with the form of option agreement attached hereto as Exhibit C. The exercisability of the foregoing options will be subject to shareholder approval, which approval shall be sought at the next annual shareholder meeting, which is expected to take place in June 1996.

    In the event that the Company is unable to obtain shareholder approval of such options at its next annual shareholder meeting, the Company will grant you an option to purchase 100,000 shares of the Company's Common Stock (the "Substitute Option") on terms no less favorable than those applicable to the Original Options, options to purchase 100,000 of the Original Options shall expire and be cancelled and the Company and you shall use your respective best efforts to obtain shareholder approval for the remainder of the Original Options (i.e. options to purchase 100,000 shares) (the "Remaining Option"), including presenting the Remaining Option to shareholders for approval at each subsequent meeting of shareholders until the same is approved or expires by its terms.

8. Non-Competition and Restrictive Covenant. During the term of your employment by the Company (which period shall be referred to as "your Engagement"), and thereafter during the longer of (i) any period in which the Company is obligated to make payments to you under this Agreement (the "Payment Completion Period"), or (ii) 12 months from the end of your engagement (the "Non-Compete Period"), you shall not engage, directly or indirectly, as

Mr. Alfred A. Pease
February 14, 1996
Page 6

     officer, director, shareholder, partner, member, associate, consultant, owner, agent, independent contractor, employee or otherwise of any person, firm, corporation or other business engaged, anywhere in the world, (i) in any business conducted by the Company during your Engagement, or any business which the Company contemplated or planned, during your Engagement, to engage in, or (ii) in any business involving the design, development, manufacture, sale or servicing of laser-based three-dimensional machine vision sensors and systems utilizing electro-optical techniques or component parts utilized in such sensors or system (the "Non-Compete Provisions"); provided that the ownership of one (1%) percent or less of the stock in any publicly traded corporation in such a business shall not be violative of the foregoing covenant. In the event that you shall fail to comply with any of your obligations under the Proprietary Information Agreement described in Section 9 or under this Section 8, in addition to any other remedies that the Company may have at law or in equity, your employment with the Company as an employee shall automatically terminate and the Company's obligations to you shall automatically terminate and the Company's obligations to you under Sections 1 through 7 of this letter agreement for periods thereafter shall automatically terminate.

9. Confidentiality. You hereby agree to enter into the Company's standard "Proprietary Information and Inventions Agreement" attached hereto as Exhibit D.

10. Counterparts. This Agreement may be executed in several counterparts and all such executed copies shall constitute one agreement, binding upon all parties.

11. Entirety. All negotiations between the parties are merged into this Agreement and there are no representations or covenants other than those expressly set forth herein.

12. Benefit and Succession. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors, permitted assigns and legal representatives.

13. Amendments. This Agreement may not be amended, modified or abrogated except in writing subscribed by the parties.

14. Assignment. This Agreement may not be assigned by you without the prior written consent of the Company.

15. Separability. In the event any portion of this Agreement is declared void by a court of competent jurisdiction, then and in that event, that portion shall be deemed severed from this Agreement and the remaining portion hereof shall remain in full force and effect.

16. Waiver. Unless otherwise noted, no failure on the part of either party to exercise, and no delay in exercising or course of dealing with respect to, any right, power or privilege under this

Mr. Alfred A. Pease
February 14, 1996
Page 7

     Agreement (or breach of any obligation under any other agreement) shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privileges under this Agreement or any other agreement (or breach of any obligation under any other agreement) preclude any other or further exercise thereof or hereunder, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

17. Construction. This Agreement shall be construed in accordance with the laws of the State of Michigan. This Agreement shall be deemed to have been written jointly by the parties. Ambiguities shall not be construed against the interest of either party by reason of it having drafted all or any part of this Agreement.

18. Threatened Breach. If there is a breach or threatened breach of the provisions of this Agreement, the Company may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, any of the provisions of this agreement.

19. Survival. The provisions set forth in Section 8 and 9 hereof shall survive any termination of this Agreement.

20. Captions. The captions preceding the paragraphs and subparagraphs hereof are for convenience and reference only and shall neither be deemed a part of this Agreement nor be considered in the interpretation thereof.

Sincerely,

PERCEPTRON, INC.


By: /s/ James A. Ratigan
    ------------------------------
    James A. Ratigan
    Its Executive Vice President


Accepted and agreed to this
14th day of February, 1996.

/s/ Alfred A. Pease
----------------------------------
ALFRED A. PEASE

                          EXHIBIT A TO THE EMPLOYMENT
                          AGREEMENT OF ALFRED A. PEASE
                                PERCEPTRON, INC.
                               1996 BONUS PROGRAM

1. Operating Goals:


              1996 Operating Goals               %Bonus Allocation
              --------------------               -----------------

              Bookings Goal         $55,000,000  40% of Total
              Revenue Goal          $50,000,000  30% of Total
              Pre-Tax Income Goal   $14,448,000  30% of Total


                  (Net Income goal is after budgeted expenses for bonus and stock option compensation expense)

2. Bonus Plans:


         Plan                           Payout Methodology
     ------------       ---------------------------------------------------

     Officer Plan       1.   70% based on company achievement of operating goals

                        2.   30% based on the sole discretion of
                             the Management Development and
                             Compensation Committee, with the same
                             discretionary % applied to each
                             individual officer's bonus

     Manager Plan       1.   75% based on company achievement of operating goals

                        2.   25% based on the manager's overall
                             performance, as determined by the
                             manager's supervisor

     Team Plan          1.  100% based on company achievement of
                            operating goals

3. Plan Administration:

            1.   The plan will be administered by the Management
                 Development and Compensation Committee of the Board of Directors.

            2.   No bonuses will be earned under any plan, unless
                 75% of the net income element of the operating goal is achieved.

            3.   Participants must be employed on or before June
                 30, 1996, and must be employed on December 31, 1996 to be eligible. Those employed between January 1, 1996 and June 30, 1996, will receive a pro-rata portion of their individual bonus potential. Each individual will have a specified bonus potential (yet to be specifically identified).

            4. Bonuses to be paid within thirty days of the completion of the 1996 audit.

            5. That portion of the 1996 bonus that is based on company achievement of operating goals will begin being earned upon the company achievement of 75% of each of the three individual operating goal elements (bookings, revenue and net income).

            6. Earned bonuses will be based on the attached graph (Exhibit I), which demonstrates the percentages of the bonuses that will be earned beginning at 75% of operating goal achievement and continuing at achievement levels in excess of 100%. A separate chart will be prepared for each of the three elements of bookings, revenue and net income The sum of the three will be the total bonus earned.

                       EXHIBIT B TO EMPLOYMENT AGREEMENT
                               OF ALFRED A. PEASE


     THIS AGREEMENT ("Agreement") is made _______________________, ________, by and between ALFRED A. PEASE ("Pease") and PERCEPTRON, INC. ("PRCP").

                                    RECITALS

     A. Pease has resigned as President and Chief Executive Officer of PRCP, effective ___________, ____.

     B. Pease has been given the opportunity to review this Agreement, to consult with legal counsel, and to ascertain his rights and remedies.

     C. Pease and PRCP, without any admission of liability, desire to settle with finality, compromise, dispose of, and release any and all claims and demands asserted or which could be asserted arising out of Pease's employment at and separation from PRCP.

     In consideration of the foregoing and of the promises and mutual covenants contained herein, it is hereby agreed between Pease and PRCP as follows:

                                   AGREEMENT

     1. In exchange for the good and valuable consideration set forth in this Agreement, Pease hereby releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys' fees, and any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to, any claim and/or claim of damages or other relief for tort, breach of contract, personal injury, negligence, age discrimination under The Age Discrimination In Employment Act of 1967 (as amended), employment discrimination prohibited by other federal, state or local laws including sex, race, national origin, marital status, age, handicap, height, weight, or religious discrimination, and any other claims, which Pease has claimed or may claim or could claim in any local, state or federal or other forum, against PRCP, its directors, officers, employees, agents, attorneys, affiliates, successors and assigns as a result of or relating to Pease's employment at and separation from PRCP and as an officer of PRCP; or any claim and/or claim of damages or other relief, in his capacity as a shareholder, or a representative of any shareholder, of PRCP, or in any other capacity, as a result of any acts or omissions by PRCP or any of its directors, officers, employees, agents, attorneys, affiliates, successors or assigns ("Covered Acts or Omissions") which occurred prior to the date of this Agreement; excluding only those (i) to compel the payment of amounts due to Pease as provided in the Employment Agreement (as defined below), (ii) to enforce Pease's other rights under this Agreement or the Employment Agreement, (iii) to compel PRCP to issue shares of Common Stock to Pease in accordance with stock option agreements between Pease and PRCP (the "Option Agreements") or (iv) for indemnification of Pease under PRCP's articles of incorporation, bylaws or applicable law by reason of his service as an officer of PRCP or, at the request of PRCP, as a director or officer of another corporation, joint venture or enterprise.

     2. PRCP hereby releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorney's fees, or any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, which PRCP has claimed or may claim or would claim in any local, state or federal forum, against Pease, other than those arising (i) from this Agreement,
(ii) from the Proprietary Information and Inventions Agreement, dated February 14, 1996, executed by Pease and PRCP (other than Section 3 thereof) ("Proprietary Information Agreement"), (iii) from the Option Agreements or (iv) from any misconduct, fraud, malfeasance or gross negligence of Pease.

     3. Pease agrees to immediately return to PRCP all property, assets, manuals, materials, information, notes, reports, agreements, memoranda, customer lists, formulae, data, know-how, inventions, trade secrets, processes, techniques, and all other assets, materials and information of any kind or nature, belonging or pertaining to PRCP ("PRCP Information and Property"), including, but not limited to, computer programs and diskettes or other media for electronic storage of information containing PRCP Information and Property, in Pease's possession, and Pease shall not retain copies of any such PRCP Information and Property, except to the extent specifically approved by the President of PRCP (the "President") in writing and shall return any such PRCP Information and Property so retained as requested by the President. Pease further agrees that from and after the date hereof he will not remove from PRCP's offices any PRCP Information and Property, nor retain possession or copies of any PRCP Information and Property, except to the extent specifically approved by the President.

     4. Neither party shall make negative, disparaging, defamatory or other unfavorable comments regarding the other party, or any officer or director of any such party, to any person; except (a) by Pease (i) to the President or any person currently serving as an officer of PRCP and who is serving as an officer on the date such comment is made, but only to the extent required in connection with Pease's performance of consulting services to PRCP, (ii) to a member of the Board of Directors of PRCP, or (iii) in connection with the commencement or prosecution by Pease of litigation as described in the second sentence of
Section 5 of this Agreement, but such comments may only relate to Covered Acts or Omissions occurring after the date of this Agreement, and (b) except as required by law. In the event of a breach by Pease of the provisions of
Section 4 of this Agreement, PRCP shall provide written notice of the same to Pease, specifically identifying the breach. Pease shall thereafter have ten
(10) business days in which to retract such comment, if so requested by PRCP. Any such breach by Pease of the provisions of Section 4 of this Agreement shall not constitute grounds for the termination of this Agreement by PRCP. In the event that PRCP notifies Pease of breaches of the provisions of Section 4 of this Agreement as described above, and requests a retraction of the same, on more than one occasion during any six-month period (the "Notice Breaches"), then PRCP may seek such remedies as it may have at law or in equity relating to all such breaches after the Notice Breaches; provided that in no event shall any such breach constitute grounds for the termination of this Agreement by PRCP.

     5. The parties hereto covenant and agree that they shall never commence or prosecute, or knowingly encourage, promote, assist or participate in any way, except as required by law, in the commencement or prosecution, of any claim, demand, action, cause of action or suit of any nature whatsoever against the other party to this Agreement or any officer, director, employee or agent of any such party ("Covered Litigation") that is based upon any claim, demand, action, cause of action or suit (i) released pursuant to Section 1 above or involving or based upon the Covered Acts and Omissions, in the case of Pease's covenant or (ii) released pursuant to Section 2 above, in the case of PRCP's covenant, except as required by law. Pease further agrees that in the event he commences or prosecutes, or knowingly encourages, promotes, assists or participates in any way, except as required by law, in the commencement or prosecution of, Covered Litigation based upon Covered Acts or Omissions occurring after the date of this Agreement, as of the date of any such action (the "Commencement Date") Pease's employment with PRCP as an employee shall automatically terminate and PRCP's obligations to Pease under Sections 1 through 7 of the Letter Employment Agreement between Pease and PRCP dated February 14, 1996 ("Employment Agreement"), or under any other employment or consulting agreement then in effect, for periods thereafter shall automatically terminate.

     6. Pease further agrees that he has read this Agreement carefully and understands all of its terms.

     7. Pease understands and agrees that he was advised to consult with an attorney and did so prior to executing this Agreement.

     8. Pease understands and agrees that he has been given twenty-one (21) days within which to consider this Agreement.

     9. Pease understands and agrees that he may revoke this Agreement for a period of seven (7) calendar days following the execution of this Agreement. This Agreement is not effective until this revocation period has expired.
Pease understands that any revocation, to be effective, must be in writing and either (a) postmarked within seven (7) days of execution of this Agreement and addressed to President, Perceptron, Inc., 23855 Research Drive, Farmington Hills, Michigan 48335 or (b) hand delivered within seven (7) days of execution of this Agreement to President, Perceptron, Inc., 23855 Research Drive, Farmington Hills, Michigan 48335. Pease understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

     10. In agreeing to sign this Agreement and separate from PRCP, Pease is doing so completely voluntarily and of his own free-will and without any encouragement or pressure from PRCP and agrees that in doing so he has not relied on any oral statements or explanations made by PRCP or its representatives.

     11. Both parties agree not to disclose the terms of this Agreement to any third party, except as is required by law, or as is necessary for purposes of securing counsel from either parties' attorneys or accountants.

     12. This Agreement shall not be construed as an admission of wrongdoing by either Pease or PRCP.

     13. This Agreement contains the entire agreement between Pease and PRCP. Any modification of this Agreement must be made in writing and signed by Pease and an authorized officer of PRCP.

     14. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     15. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     16. If there is a breach or threatened breach of the provisions of this Agreement, PRCP may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, any of the provisions of this Agreement.

WITNESSES:

______________________________       ______________________________________
Name:                                ALFRED A. PEASE

Dated:________________________



                                     PERCEPTRON, INC.


_____________________________        By: __________________________________
Name:
                                     Its: _________________________________

Dated:________________________

USAGE:  2/9/95
                       EXHIBIT C TO EMPLOYMENT AGREEMENT
                               OF ALFRED A. PEASE

                   INCENTIVE STOCK OPTION AGREEMENT - OFFICER
               UNDER THE PERCEPTRON, INC. 1992 STOCK OPTION PLAN

     THIS STOCK OPTION AGREEMENT made this 14th day of February, 1996, by and between Perceptron, Inc., a Michigan corporation ("the Company"), and Alfred A. Pease, who is currently employed by the Company or one of its subsidiaries (the "Optionee").

     1. GRANT OF OPTION. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee an option to purchase from the Company up to, but not exceeding in the aggregate, 17,020 shares of the Company's Common Stock at a price of $23.50 per share. This option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code ("Code").

     2. RIGHT TO EXERCISE OPTION. The Optionee may purchase from the Company on and after the first anniversary of the date of grant, 25% of the shares covered by this option, and on each succeeding one year anniversary thereof may exercise an additional 25% of the shares covered by the option, so that on the fourth anniversary of the date of grant this option shall be fully exercisable; provided that the shares covered by this option may be exercised only if the shareholders of the Company approve an amendment to the 1992 Stock Option Plan, as amended (the "Plan"), to increase the number of shares covered by the Plan to include such shares and to provide that no Optionee who is a salaried employee shall be eligible to receive aggregate option grants under the Plan, in any fiscal year of the Company, to purchase more than 200,000 shares of the Company's Common Stock. To the extent not exercised, installments shall accumulate and the Optionee may exercise them in whole or in part in any subsequent period. Any provision of this Agreement notwithstanding, no portion of this option shall be exercisable on or after the tenth anniversary of the date of grant.

     3. TERMINATION OF EMPLOYMENT.

     (a) If, prior to the date that this option or any portion thereof shall first become exercisable, the Optionee's employment with the Company or any of its subsidiaries shall be terminated for any reason, the Optionee's right to exercise this option or such unexercisable portion thereof shall terminate and all rights hereunder shall cease. As used in this Agreement, the term "subsidiary" of the Company means any "subsidiary corporation" as defined in
Section 424(f) of the Code, the term "employment" means employment with the Company or any subsidiary of the Company, and the term "disability" means "total and permanent disability," as defined in Section 22(e) of the Code.

     (b) If, on or after the date that this option shall first become exercisable, the Optionee's employment shall be terminated for any reason other than death or disability, the Optionee shall have the right, within three months after such termination of employment, to exercise this option to the extent (but only to the extent) that it shall have been exercisable and unexercised on the date of such termination of services, subject to any other limitation on the exercise of such option in effect at the date of exercise.

     (c) If on or after the date that this option shall first become exercisable the Optionee's employment shall be terminated due to death or disability, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, within one year from the date of the Optionee's death or disability, to exercise this option to the extent (but only to the extent) that it was exercisable and unexercised on the date of the Optionee's death or disability, subject to any other limitation on exercise in effect at the date of exercise.

     (d) The transfer of the Optionee from one corporation to another among the Company and any of its subsidiaries, or a leave of absence with the written consent of the Company, shall not be a termination of services for purposes of this option.

     (e) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, (i) in the event of a termination by the Company of the Optionee's employment Without Cause (as defined below) or Diminishment of the Optionee's Responsibilities Without Cause (as defined below), following a Change in Control of the Company, or (ii), in the event of a Change in Control, if one of the corporations surviving the Change in Control or the person purchasing the Company's assets in the Change in Control does not assume this option, any portion of this option that is then not exercisable shall become immediately exercisable; provided, however, that the foregoing provision shall apply, in case of incentive stock options ("ISOs"), and in the case of options held by a person subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b) Grants"), only if the termination or diminishment referred to in (i) above and the Change in Control referred to in (ii) above occurs after the first anniversary of the date of grant of this option, in the case of ISOs, or the date six months after the date of grant of this option, in the case of Section 16(b) Grants; and, provided further, however, that the Committee shall have the right, at any time prior to the occurrence of the termination or diminishment referred to in (i) above or the Change in Control referred to in (ii) above, to modify the provisions of this paragraph, including the termination of all of the Optionee's rights set forth in this paragraph, to the extent required under applicable accounting and Securities and Exchange Commission rules, regulations, policies, guidelines or other similar requirements to permit the Company to account for a then contemplated business combination under pooling-of-interests accounting. For purposes hereof, "Without Cause" shall mean the Optionee's employment is terminated by the Company, or there is a Diminishment of the Optionee's Responsibilities, for any reason except (i) personal dishonesty; (ii) willful misconduct; (iii) breach of fiduciary duty to the Company; (iv) conviction for violation of any law (other than traffic violations or similar offenses); or (v) repeated or intentional failure to perform duties, after written notice is delivered identifying the failure, and it is not cured within ten (10) days following receipt of such notice. For purposes hereof, "Diminishment of the Optionee's Responsibilities" shall mean the Company, or any successorthereto, (i) reassigning the Optionee substantial duties which are materially inconsistent with the Optionee's position, duties
and responsibilities with the   Company immediately prior to the Change in
Control, except for reassignments of duties which constitute a bona fide promotion of the Optionee, or (ii) reducing the Optionee's compensation such that (a) the Optionee's annual base salary is less than eighty (80%) percent of the Optionee's annual base salary prior to the Change in Control; and (b) the Optionee's annual base salary and the annual cash bonus which the Optionee is eligible to earn (including any performance based bonus), combined, is not at least equal to the combination of the Optionee's annual base salary prior to the Change in Control and the average of the annual cash bonuses which the Optionee was eligible to earn (including any performance based bonus, but excluding any bonus payable to the Optionee for completing the Change in Control), whether or not actually earned, for the year in which the Change in Control occurred and for the year prior thereto. For purposes hereof, a "Change in Control" shall be deemed to have occurred in the event of (i) a merger involving the Company in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); (ii) a share exchange in which the shareholders of the Company exchange their stock in the Company for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Company, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Company for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than any employee benefit plan or employee benefit trust benefitting the employees of the Company) becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of either the then outstanding Common Stock of the Company, or the combined voting power of the Company's then outstanding voting securities.

     (f) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, (provided, however, if this option is an incentive stock option, only if the merger, consolidation or sale or transfer referred to below occurs after the first anniversary of the date of grant of this option, and, if this option is held by a person subject to Section 16(b) of the Securities Exchange Act of 1934, only if such merger, consolidation or sale or transfer occurs after the date six months after the date of grant of this option), if, in connection with any merger, consolidation, or sale or transfer by the Company of substantially all of its assets, this option is not assumed or continued by the surviving corporation or the purchaser, the date of termination of this option and the date on or after which this option, or any portion thereof not then exercisable, may be exercised, shall be advanced to a date to be fixed by the Committee, which date shall not be more than 15 days prior to such merger, consolidation, or sale or transfer; provided however, that the Committee shall have the right, at any time prior to the occurrence of such merger, consolidation or sale or transfer, to modify the provisions of this paragraph, including the termination of all of the Optionee's rights set forth in this paragraph, to the extent required under applicable accounting and Securities and Exchange Commission rules,
                                      3
regulations, policies, guidelines or other similar requirements to permit the Company to account for a then contemplated business combination under pooling-of-interests accounting.

     (g) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, in the event of a termination by the Company of the Optionee's employment Without Cause (as defined in a letter agreement between the Optionee and the Company dated February 14, 1996) on or after February 14, 1998, unless the unexercisable portion of this option becomes exercisable under Section 2(e) as a result of such termination of employment, in which case Section 2(e) shall supersede this
Section 2(g), the unexercisable portion of this option shall become exercisable in full.

     4. EXERCISE OF OPTION. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of: (a) 10 days in advance of the exercise date, a written notice signed by the Optionee, (i) stating the number of shares that the Optionee has elected to purchase at that time, (ii) upon the request of the Committee, representing that the Optionee is acquiring the shares being purchased for investment and not for resale; and (b) on the date of exercise, (i) cash, (ii) shares of Company Common Stock in an amount equal to the purchase price of the shares being purchased, (iii) the authorization of the Company to retain then exercisable options issued to the Optionee under the Plan with a value (as defined in the Plan) equal to the purchase price of the shares being purchased, or (iv) such documents as are or may be required under the terms of the Plan to affect a cashless exercise. In lieu of paying the full purchase price on the date of exercise as provided above, the Optionee may pay 50% of the purchase price at the time of exercise and shall remit a promissory note for the remaining portion of the purchase price, the terms of such promissory note to be determined by the Committee at the time of exercise. Options retained by the Company under the retention of options procedure shall expire and be of no further force and effect as of the date retained.

     5. COMPLIANCE WITH SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable.

     6. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

     7. DISPUTES. As a condition of the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     8. ADJUSTMENTS. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be as provided in Section 8 of the Plan and any adjustment therein provided shall be made in accordance with Section 8 of the Plan.

     9. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

     10. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary of the Company at the Company's headquarters or addressed to the Secretary of the Company at the Company's headquarters. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     11. "OPTIONEE" TO INCLUDE CERTAIN TRANSFEREES. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     12. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

     13. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan copies of which are available for review upon request to the Chief Operating
                                       5

Officer of the Company. In the event of any conflict between the provisions of this option and the provisions of the Plan, the provisions of the Plan shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             PERCEPTRON, INC.



                                             By: _________________________
                                             James A. Ratigan
                                             Executive Vice President



                                             _____________________________
                                             Alfred A. Pease, OPTIONEE

                NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
                         UNDER THE PERCEPTRON, INC.
                           1992 STOCK OPTION PLAN





Perceptron, Inc.
23855 Research Drive
Farmington Hills, MI  48335

Dear Sir:

     An incentive stock option was granted to me on February 14, 1996 to purchase 17,020 shares of Perceptron, Inc. Common Stock at a price of $23.50 per share.

     I hereby elect to exercise my incentive stock option with respect to
shares for an aggregate purchase price of $          .  I hereby elect to pay
for such shares as follows:


                        Personal Check              $____
                        Cash                        $____
                        Bank Draft                  $____
                        Money Order                 $____
                        Promissory Note             $____
                        Perceptron Common Stock     $____
                        Cashless Exercise           $____
                        Retention of Stock Options  $____

                          Total                     $
                                                    =====


     [A personal check [or cash, bank draft or money order] for the purchase price [is enclosed herewith] or [will be delivered within 10 days hereof]].

     [Enclosed is payment for fifty percent of the purchase price, plus my promissory note, the terms of which have been approved by the Committee, for the remaining two installments.]

     [I hereby elect to exercise my stock option with respect to shares through a combination of cash payments and shares of Perceptron, Inc. Common Stock, as described on the attached Exhibit A. A personal check for the purchase price to be paid in cash is enclosed herewith. [Certificates for shares of Perceptron, Inc. Common Stock are enclosed herewith, along with a duly executed stock power in proper form for transfer, with all signatures properly guaranteed by a national bank or member firm of the NYSE or AMEX, [or the foregoing documents will be delivered within 10 days hereof.]]

     [I hereby authorize the Company to retain options to purchase shares of Perceptron, Inc. Common Stock granted pursuant to this stock option (the "Retained Options"). I hereby acknowledge and agree that, as of the date set forth below, the Retained Options shall no longer be exercisable, and shall expire and have no further force and effect.]

     [Documents as are required to effect a cashless exercise] [are enclosed] or [will be delivered within 10 days hereof]].

     I agree to notify the Company if prior to two years from the date of grant and one year from the exercise date, I dispose of any shares acquired pursuant to my exercise of this incentive stock option.

     I represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.


                                        _____________________________
                                        Alfred A. Pease, Optionee



Dated ________________, 19__

USAGE:  2/9/95
                      EXHIBIT C TO EMPLOYMENT AGREEMENT
                             OF ALFRED A. PEASE

               NON-QUALIFIED STOCK OPTION AGREEMENT - OFFICER
              UNDER THE PERCEPTRON, INC. 1992 STOCK OPTION PLAN


     THIS STOCK OPTION AGREEMENT made this 14th day of February, 1996, by and between Perceptron, Inc., a Michigan corporation ("the Company"), and Alfred A. Pease, who is currently employed by the Company or one of its subsidiaries (the "Optionee").

     1. GRANT OF OPTION. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee an option to purchase from the Company up to, but not exceeding in the aggregate, 182,980 shares of the Company's Common Stock at a price of $20.625 per share. This option is not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code ("Code").

     2. RIGHT TO EXERCISE OPTION. The Optionee may purchase from the Company on and after the first anniversary of the date of grant, 25% of the shares covered by this option, and on each succeeding one year anniversary thereof may exercise an additional 25% of the shares covered by the option, so that on the fourth anniversary of the date of grant this option shall be fully exercisable; provided that the shares covered by this option may be exercised only if the shareholders of the Company approve an amendment to the 1992 Stock Option Plan, as amended (the "Plan"), to increase the number of shares covered by the Plan to include such shares and to provide that no Optionee who is a salaried employee shall be eligible to receive aggregate option grants under the Plan, in any fiscal year of the Company, to purchase more than 200,000 shares of the Company's Common Stock. To the extent not exercised, installments shall accumulate and the Optionee may exercise them in whole or in part in any subsequent period. Any provision of this Agreement notwithstanding, no portion of this option shall be exercisable on or after the tenth anniversary of the date of grant.

     3. TERMINATION OF EMPLOYMENT.

     (a) If, prior to the date that this option or any portion thereof shall first become exercisable, the Optionee's employment with the Company or any of its subsidiaries shall be terminated for any reason, the Optionee's right to exercise this option or such unexercisable portion thereof shall terminate and all rights hereunder shall cease. As used in this Agreement, the term "subsidiary" of the Company means any "subsidiary corporation" as defined in
Section 424(f) of the Code, the term "employment" means employment with the Company or any subsidiary of the Company, and the term "disability" means "total and permanent disability," as defined in Section 22(e) of the Code.

     (b) If, on or after the date that this option shall first become exercisable, the Optionee's employment shall be terminated for any reason other than death or disability, the

Optionee shall have the right, within three months after such termination of employment, to exercise this option to the extent (but only to the extent) that it shall have been exercisable and unexercised on the date of such termination of services, subject to any other limitation on the exercise of such option in effect at the date of exercise.

     (c) If on or after the date that this option shall first become exercisable the Optionee's employment shall be terminated due to death or disability, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, within one year from the date of the Optionee's death or disability, to exercise this option to the extent (but only to the extent) that it was exercisable and unexercised on the date of the Optionee's death or disability, subject to any other limitation on exercise in effect at the date of exercise.

     (d) The transfer of the Optionee from one corporation to another among the Company and any of its subsidiaries, or a leave of absence with the written consent of the Company, shall not be a termination of services for purposes of this option.

     (e) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, (i) in the event of a termination by the Company of the Optionee's employment Without Cause (as defined below) or Diminishment of the Optionee's Responsibilities Without Cause (as defined below), following a Change in Control of the Company, or (ii), in the event of a Change in Control, if one of the corporations surviving the Change in Control or the person purchasing the Company's assets in the Change in Control does not assume this option, any portion of this option that is then not exercisable shall become immediately exercisable; provided, however, that the foregoing provision shall apply, in case of incentive stock options ("ISOs"), and in the case of options held by a person subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b) Grants"), only if the termination or diminishment referred to in (i) above and the Change in Control referred to in (ii) above occurs after the first anniversary of the date of grant of this option, in the case of ISOs, or the date six months after the date of grant of this option, in the case of Section 16(b) Grants; and, provided further, however, that the Committee shall have the right, at any time prior to the occurrence of the termination or diminishment referred to in (i) above or the Change in Control referred to in (ii) above, to modify the provisions of this paragraph, including the termination of all of the Optionee's rights set forth in this paragraph, to the extent required under applicable accounting and Securities and Exchange Commission rules, regulations, policies, guidelines or other similar requirements to permit the Company to account for a then contemplated business combination under pooling-of-interests accounting. For purposes hereof, "Without Cause" shall mean the Optionee's employment is terminated by the Company, or there is a Diminishment of the Optionee's Responsibilities, for any reason except (i) personal dishonesty; (ii) willful misconduct; (iii) breach of fiduciary duty to the Company; (iv) conviction for violation of any law (other than traffic violations or similar offenses); or (v) repeated or intentional failure to perform duties, after written notice is delivered identifying the failure, and it is not cured within ten (10) days following receipt of such notice. For purposes hereof, "Diminishment of the Optionee's Responsibilities" shall mean the Company, or any successor thereto, (i) reassigning the Optionee substantial duties which are materially inconsistent with the Optionee's position, duties and responsibilities with the Company immediately prior to the Change in Control, except for reassignments of duties which constitute a bona fide promotion of the Optionee, or (ii) reducing the Optionee's compensation such that (a) the Optionee's annual base salary is less than eighty (80%) percent of the Optionee's annual base salary prior to the Change in Control; and (b) the Optionee's annual base salary and the annual cash bonus which the Optionee is eligible to earn (including any performance based bonus), combined, is not at least equal to the combination of the Optionee's annual base salary prior to the Change in Control and the average of the annual cash bonuses which the Optionee was eligible to earn (including any performance based bonus, but excluding any bonus payable to the Optionee for completing the Change in Control), whether or not actually earned, for the year in which the Change in Control occurred and for the year prior thereto. For purposes hereof, a "Change in Control" shall be deemed to have occurred in the event of (i) a merger involving the Company in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); (ii) a share exchange in which the shareholders of the Company exchange their stock in the Company for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Company, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Company for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than any employee benefit plan or employee benefit trust benefitting the employees of the Company) becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of either the then outstanding Common Stock of the Company, or the combined voting power of the Company's then outstanding voting securities.

     (f) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, (provided, however, if this option is an incentive stock option, only if the merger, consolidation or sale or transfer referred to below occurs after the first anniversary of the date of grant of this option, and, if this option is held by a person subject to Section 16(b) of the Securities Exchange Act of 1934, only if such merger, consolidation or sale or transfer occurs after the date six months after the date of grant of this option), if, in connection with any merger, consolidation, or sale or transfer by the Company of substantially all of its assets, this option is not assumed or continued by the surviving corporation or the purchaser, the date of termination of this option and the date on or after which this option, or any portion thereof not then exercisable, may be exercised, shall be advanced to a date to be fixed by the Committee, which date shall not be more than 15 days prior to such merger, consolidation, or sale or transfer; provided however, that the Committee shall have the right, at any time prior to the occurrence of such merger, consolidation or sale or transfer, to modify the provisions of this paragraph including the termination of all of the Optionee's rights set forth in this paragraph, to the extent required under applicable accounting and Securities and Exchange Commission rules, regulations, policies, guidelines or other similar requirements to permit the Company to account for a then contemplated business combination under pooling-of-interests accounting.

     (g) Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, in the event of a termination by the Company of the Optionee's employment Without Cause (as defined in a letter agreement between the Optionee and the Company dated February 14, 1996), unless the unexercisable portion of this option becomes exercisable under Section 2(e) as a result of such termination of employment, in which case Section 2(e) shall supersede this Section 2(g), the unexercisable portion of this option shall become exercisable as follows:


                                          Number of Unexercisable Option
  Date of Termination                     Shares Which Become Exercisable
  ---------------------------------  ----------------------------------------

  If after July 14, 1996, but                       66,667
  before February 14, 1997

  If on or after February 14, 1997,                 66,667
  but before February 14, 1998

  If on or after February 14, 1998        All Remaining Unexercisable Options


     4. EXERCISE OF OPTION. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of: (a) 10 days in advance of the exercise date, a written notice signed by the Optionee, (i) stating the number of shares that the Optionee has elected to purchase at that time, (ii) upon the request of the Committee, representing that the Optionee is acquiring the shares being purchased for investment and not for resale; and (b) on the date of exercise, (i) cash, (ii) shares of Company Common Stock in an amount equal to the purchase price of the shares being purchased, (iii) the authorization of the Company to retain then exercisable options issued to the Optionee under the Plan with a value (as defined in the Plan) equal to the purchase price of the shares being purchased, or (iv) such documents as are or may be required under the terms of the Plan to affect a cashless exercise. Options retained by the Company under the retention of options procedure shall expire and be of no further force and effect as of the date retained.

     5. COMPLIANCE WITH SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable.

     6. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

     7. DISPUTES. As a condition of the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     8. ADJUSTMENTS. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be as provided in Section 8 of the Plan and any adjustment therein provided shall be made in accordance with Section 8 of the Plan.

     9. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

     10. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary of the Company at the Company's headquarters or addressed to the Secretary of the Company at the Company's headquarters. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     11. "OPTIONEE" TO INCLUDE CERTAIN TRANSFEREES. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     12. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

     13. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan copies of which are available for review upon request to the Chief Operating Officer of the Company. In the event of any conflict between the provisions of this option and the provisions of the Plan, the provisions of the Plan shall control.

     14. WITHHOLDING. The Optionee hereby authorizes the Company to withhold from his compensation or agrees to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the option granted hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              PERCEPTRON, INC.


                                              By:____________________________
                                              James A. Ratigan
                                              Executive Vice President



                                              _______________________________
                                              Alfred A. Pease, OPTIONEE

              NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION
                         UNDER THE PERCEPTRON, INC.
                           1992 STOCK OPTION PLAN





Perceptron, Inc.
23855 Research Drive
Farmington Hills, MI  48335

Dear Sir:

     An non-qualified stock option was granted to me on February 14, 1996 to purchase 182,980 shares of Perceptron, Inc. Common Stock at a price of $20.625 per share.

     I hereby elect to exercise my non-qualified stock option with respect to ___ shares for an aggregate purchase price of $__________. I hereby elect to pay for such shares as follows:


                        Personal Check              $_____
                        Cash                        $_____
                        Bank Draft                  $_____
                        Money Order                 $_____
                        Perceptron Common Stock     $_____
                        Cashless Exercise           $_____
                        Retention of Stock Options  $_____

                          Total                     $
                                                    ======


     [A personal check [or cash, bank draft or money order] for the purchase price [is enclosed herewith] or [will be delivered within 10 days hereof]].

     [I hereby elect to exercise my stock option with respect to shares through a combination of cash payments and shares of Perceptron, Inc. Common Stock, as described on the attached Exhibit A. A personal check for the purchase price to be paid in cash is enclosed herewith. [Certificates for shares of Perceptron, Inc. Common Stock are enclosed herewith, along with a duly executed stock power in proper form for transfer, with all signatures properly guaranteed by a national bank or member firm of the NYSE or AMEX, [or the foregoing documents will be delivered within 10 days hereof.]]

     [I hereby authorize the Company to retain options to purchase shares of Perceptron, Inc. Common Stock granted pursuant to this stock option (the "Retained Options"). I hereby acknowledge and agree that, as of the date set forth below, the Retained Options shall no longer be exercisable, and shall expire and have no further force and effect.]

     [Documents as are required to effect a cashless exercise] [are enclosed] or [will be delivered within 10 days hereof]].

     I represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.




                                           ___________________________________
                                           Alfred A. Pease, Optionee



Dated ________________, 19__

                      EXHIBIT D TO EMPLOYMENT AGREEMENT
                             OF ALFRED A. PEASE

                              PERCEPTRON, INC.
              Proprietary Information And Inventions Agreement

     I recognize that Perceptron, Inc., a Michigan corporation (The "Company", which term includes any subsidiaries thereof), is engaged in a continuous program of research, development and production respecting its business, present and future.

     I understand that:

     A. As part of employment with the Company, I am expected to make new contributions and inventions of value to the Company.

     B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

     (1) Applicable to the business of the Company; or

     (2) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

     C. The Company possesses and will continue to possess information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation information created, discovered, developed or made known to me during the period of or arising out of my employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts and customer lists.

     D. As used herein, the period of my employment includes any and all time in which I may be retained by the Company as an employee.

     In consideration of my employment or continued employment as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

     1. Prior to entering the employ of the Company I have terminated my employment with one or more prior employers. I agree to indemnify and hold harmless the Company, its directors, officers and employees against any liabilities and expenses, including amounts paid in settlement incurred by any of them in connection with any claim by any of my prior employers that the termination of my employment with such employer, my employment by the Company or the use of any skills and knowledge by the Company is a violation of contract or law.

     2. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights it may have or acquire in all Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

     3. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage, directly or indirectly, in any employment or activity in any competitive business, other than for the Company.

     4. In the event of termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company and I will not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

     I agree that for a period of two years following termination of my employment with the Company, I will not solicit or in any manner encourage employees of the Company to leave its employ. I further agree that during such period I will not offer or cause to be offered employment to any person who was employed by the Company at any time during the six months prior to the termination of my employment with the Company.

     5. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the business of the Company, or result from tasks assigned to me by the Company or results from use of premises owned, leased or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions").

     6. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights it may have or acquire in all Inventions. I further agree as to all Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent at the Company's request on such assistance.

     I understand that this Paragraph 6 does not apply to inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on my own time, and (a) which do not relate (1) to the business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which do not result from any work performed by me for the Company.

     7. All inventions or improvements relevant to the subject matter of my employment by the Company which I can establish were first made or conceived or reduced to practice by me alone or jointly with others prior to my engagement by the Company shall be removed from operation of this Agreement. I must establish such prior action by me to the reasonable satisfaction of the Company or to a court of competent jurisdiction through evidence of publication, corroboration by third parties and/or other independent evidence.

     8. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or understanding, whether written or oral, to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree not to enter into, any agreement or understanding either written or oral in conflict herewith.

     9. I understand as a part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use.

     Accordingly, this is to advise the Company that the only materials or documents of a former employer which are not generally available to the public that I have brought or will bring to the Company or have used or will use, are identified on Exhibit A attached hereto, and, as to each such item, I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use with the Company.

     I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I may have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

     I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court injunction.

     If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

     10. This Agreement shall be effective as of the first day of my employment by the Company, namely:

     February 14, 1996

     11. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

     12. This Agreement has been negotiated, executed and delivered, in Michigan and shall be governed in all respects by the laws of the State of Michigan.



Date  February 14, 1996                     BY__________________________________
                                              ALFRED A. PEASE

ACCEPTED AND AGREED TO:
PERCEPTRON, INC.


BY:____________________________
TITLE:_________________________